SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 16, 2004

Worldspan, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-109064	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Galleria Parkway, N.W., Atlanta, GA		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 563-7400

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On January 16, 2004, Worldspan, L.P. (the “Company”) entered into an Office Lease Agreement (the “Office Lease”) between 300 Galleria Parkway Associates and the Company.  The Office Lease provides the terms under which the Company will continue to lease office space in the Atlanta Galleria in Northwest Atlanta, the site of the Company’s world headquarters since its inception in 1990.  The term of the lease runs through December 2014.  The Office Lease is attached to this Report as Exhibit 10.1.

Item 7(c). Exhibits.

10.1   Office Lease Agreement, dated January 16, 2004, between 300 Galleria Parkway Associates and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WORLDSPAN, L.P.

	By:	/s/ Dale Messick
Name: Dale Messick
Title: Senior Vice President and Chief Financial Officer

Dated: January 21, 2004